Exhibit 99.1

Allegheny Technologies Operations and USW Reach Tentative Labor Agreements

PITTSBURGH--(BUSINESS WIRE)--June 30, 2011--Allegheny Technologies Incorporated (NYSE: ATI) today announced that the United Steelworkers (USW) and ATI Allegheny Ludlum and ATI’s Albany, OR titanium operations have reached tentative four-year agreements covering approximately 3,000 employees. If ratified, the agreements will expire on June 30, 2015. The USW has informed the Company that employees covered by the collective bargaining agreements will soon be notified of the ratification process. The existing contracts have been extended and are effective through August 1, 2011.

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on management's current expectations and include known and unknown risks, uncertainties and other factors, many of which we are unable to predict or control, that may cause our actual results, performance or achievements to materially differ from those expressed or implied in the forward-looking statements. Additional information concerning factors that could cause actual results to differ materially from those projected in the forward-looking statements is contained in our filings with the Securities and Exchange Commission. We assume no duty to update our forward-looking statement.

Building the World’s Best Specialty Metals Company®

Allegheny Technologies Incorporated is one of the largest and most diversified specialty metals producers in the world with revenues, including Ladish, of approximately $4.8 billion for the last twelve months. ATI has approximately 11,000 full-time employees world-wide who use innovative technologies to offer global markets a wide range of specialty metals solutions. Our major markets are aerospace and defense, oil and gas/chemical process industry, electrical energy, medical, automotive, food equipment and appliance, machine and cutting tools, and construction and mining. Our products include titanium and titanium alloys, nickel-based alloys and superalloys, grain-oriented electrical steel, stainless and specialty steels, zirconium, hafnium, niobium, tungsten materials, forgings, castings, and fabrication and machining capabilities. The ATI website is www.ATImetals.com.

CONTACT:
Allegheny Technologies Incorporated
Dan L. Greenfield, 412-394-3004